UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2023

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1000 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	UTHR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 20, 2023, the U.S. Court of Appeals for the Federal Circuit (Federal Circuit) issued a decision regarding United Therapeutics Corporation’s (United Therapeutics or the Company) U.S. Patent No. 10,716,793 (the ’793 patent). The Federal Circuit affirmed the inter partes review (IPR) decision from the Patent Trials and Appeals Board that the claims of the ’793 patent should be canceled as invalid. Liquidia Technologies, Inc. (Liquidia) initiated the IPR.

The '793 patent is listed in the Food and Drug Administration's (FDA) Approved Drug Products with Therapeutic Equivalence Evaluations publication, also known as the Orange Book, for Tyvaso® (treprostinil) Inhalation Solution and Tyvaso DPI® (treprostinil) Inhalation Powder, both of which are marketed by United Therapeutics.

The Federal Circuit had earlier affirmed a separate decision by the U.S. District Court for the District of Delaware that Liquidia’s proposed Yutrepia™ product infringes the ’793 patent and that Liquidia had not proved invalidity of the ’793 patent. Thus, Liquidia is currently barred from obtaining final approval from FDA for launch of its proposed Yutrepia product until expiration of the ’793 patent.

The Federal Circuit’s December 20th decision would allow Liquidia to launch its proposed Yutrepia product prior to the ’793 patent’s expiration unless the Federal Circuit’s decision is reversed. United Therapeutics has the right to seek rehearing of this decision by the Federal Circuit and/or seek review of this decision by the U.S. Supreme Court. The Company is currently evaluating its options.

The claims of the ‘793 patent are not canceled until all appeals are exhausted.

The FDA tentatively approved Liquidia’s new drug application (NDA) for Yutrepia to treat pulmonary arterial hypertension (PAH) on November 2021.

In order to launch Yutrepia, (a) the District Court will need to lift its order barring FDA approval of the NDA, and (b) and FDA would need to grant final approval of the NDA.

Further, in September 2023, Liquidia announced it had amended its NDA for Yutrepia to include the treatment of pulmonary hypertension associated with interstitial lung disease (PH-ILD), and that the FDA had set a Prescription Drug User Fee Act (PDUFA) goal date of January 24, 2024 to review Liquidia’s NDA.

In September 2023, United Therapeutics filed a new lawsuit against Liquidia asserting that Liquidia’s proposed amended NDA infringes the ‘793 patent. In November 2023, United Therapeutics amended its complaint in this new litigation to add a claim for infringement of a newly-issued patent, U.S. Patent No. 11,826,327. This new patent expires in January 2042, and covers the use of inhaled treprostinil at specific dosages to improve exercise capacity in PH-ILD patients.

Forward-looking Statements

Statements included in this Current Report on Form 8-K that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements regarding the timing and outcome of our litigation with Liquidia, and the potential launch of Yutrepia and the timing thereof. These forward-looking statements are subject to certain risks and uncertainties, such as those described in the Company’s periodic and other reports filed with the Securities and Exchange Commission that could cause actual results to differ materially from anticipated results. Such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in UT’s periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. UT claims the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The Company is providing this information as of December 20, 2023, and assumes no obligation to update or revise the information contained in this Current Report on Form 8-K whether as a result of new information, future events or any other reason.

TYVASO and TYVASO DPI are registered trademarks of United Therapeutics Corporation.

YUTREPIA is a trademark of Liquidia Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: December 20, 2023	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel

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